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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement No. 333-94843 of Beazer Homes USA, Inc. on Form S-3 of our report dated November 1, 2000, incorporated by reference in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
May 8, 2001

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INDEPENDENT AUDITORS' CONSENT